UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2014

Orthofix International N.V.

(Exact name of Registrant as specified in its charter)

Curaçao	0-19961	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Abraham de Veerstraat Curaçao	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-59-99-465-8525

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, Orthofix International N.V. (the “Company”) participated in a hearing before a NASDAQ Hearings Panel (the “Hearings Panel”) on October 2, 2014 in connection with the Company’s delayed filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014, and the Company’s anticipated financial restatement relating to prior periods. At the hearing, the Company requested that the Hearings Panel grant the Company through January 15, 2015 to make these filings (as well as the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014).

On October 9, 2014, the Company received a decision letter from NASDAQ’s Office of General Counsel stating that the Hearings Panel has granted the Company’s request and, accordingly, the Company’s common stock will continue to trade on the NASDAQ Stock Market provided that the Company becomes current in its periodic filings with the Securities and Exchange Commission on or before January 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Jeffrey M. Schumm
Jeffrey M. Schumm Chief Administrative Officer, General Counsel and Corporate Secretary

Date: October 10, 2014